CAPITOL SERIES TRUST

Amendment to Agreement and Declaration of Trust

The undersigned, being the President and Chief Executive Officer of Capitol Series Trust (the “Trust”), hereby certifies that the following resolutions were unanimously adopted by the Board of Trustees (the “Board”) of the Trust, by written consent in lieu of a meeting on February 2, 2022:

RESOLVED, that the Amended Appendix B – Fund Listing to the Trust’s Agreement of Declaration of Trust (the “Trust Instrument”), be and it hereby is, approved as presented herewith; and

FURTHER RESOLVED, that each of the officers of the Trust are authorized and directed to file the executed Amendment to the Trust Instrument with the Report of Business Trust with the Secretary of State of the State of Ohio.

This document shall have the status of an amendment to said Agreement and Declaration of Trust.

Date: March 3, 2022	/s/ Matthew J. Miller
Matthew J. Miller,
President

APPENDIX B

SERIES AND CLASSES OF THE TRUST

AS OF FEBRUARY 2, 2022

Series Name	Classes of Shares
Canterbury Portfolio Thermostat Fund	Institutional Shares
Investor Shares

Preserver Alternative Opportunities Fund	Institutional Shares

Fuller & Thaler Behavioral Small-Cap Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
Fuller & Thaler Behavioral Small-Cap Growth Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
Fuller & Thaler Behavioral Mid-Cap Value Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
Fuller & Thaler Behavioral Unconstrained Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
Fuller & Thaler Behavioral Small-Mid Core Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
Fuller & Thaler Behavioral Micro-Cap Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares

Alta Quality Growth Fund	Institutional Shares

Capitol Series Trust

Amended and Restated Agreement and Declaration of Trust

November 18, 2021

Series Name	Classes of Shares
Guardian Capital Fundamental Global Equity Fund	Institutional Shares
Guardian Capital Dividend Growth Fund	Class I Shares

Reynders, McVeigh Core Equity Fund	Institutional Shares

Clockwise Capital Innovation ETF

Fairlead Tactical Sector ETF

Capitol Series Trust

Amended and Restated Agreement and Declaration of Trust

November 18, 2021